EXHIBIT 23

Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2007

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 filed on March 26, 1999, amended on September 8, 2000 and September 15, 2004) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan, the Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan and the Shareholder Relations Consultant Warrants, (ii) the Registration Statement (Form S-8 filed on September 8, 2000 and amended on December 21, 2001) pertaining to the 1999 Non-Qualified Stock Option Plan, (iii) the Registration Statement (Form S-3 filed on May 15, 2000) pertaining to shares of common stock issuable upon the exercise of warrants, (iv) the Registration Statement (Form S-8 filed on November 21, 2001) pertaining to the Sonic Foundry, Inc. 2001 Deferred Compensation Plan, (v) the Registration Statement (Form S-3 effective July 17, 2002) pertaining to shares issued and issuable pursuant to the conversion of debt and exercise of warrants, (vi) the Registration Statement (Form S-3 effective August 16, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants, (vii) the Registration Statement (Form S-3 effective September 13, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants, (viii) the Registration Statement (Form S-3 filed on April 23, 2004, amended on July 8, 2004 and September 15, 2004 and effective September 28, 2004) pursuant to shares issuable upon exercise of warrants, (ix) the Registration Statement (Form S-3 filed on December 22, 2005, amended on February 21, 2006 and April 21, 2006 and effective on May 10 , 2006) pertaining to shares issued and issuable upon the sale of shares of common stock and the exercise of warrants and (x) the Registration Statement (Form S-3 filed on November 16, 2006, amended on December 8, 2006 and effective on December 14, 2006) pertaining to shares issuable upon the sale of shares pursuant to a “shelf” registration offering, of our report dated November 30, 2007, with respect to the consolidated financial statements and schedule of Sonic Foundry, Inc. as of September 30, 2007 and 2006 and for each of the three years in the period ended September 30, 2007, included in this Annual Report on Form 10-K.

/s/ GRANT THORNTON LLP

Madison, Wisconsin

November 30, 2007

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